Exhibit 99.1
Latch (Now DOOR) Files Q2 2025 SEC Report and Provides Q2 2025 Financial Update
DOOR expects to regain current reporting status with issuance of its upcoming Q3 2025 report

January 23, 2026 – St. Louis – Latch, Inc., which has rebranded as DOOR (“DOOR” or the “Company”), today announced that the Company filed its Quarterly Report on Form 10-Q for the three months ended June 30, 2025 (the “Quarterly Report”) with the U.S. Securities and Exchange Commission (the “SEC”).

The Quarterly Report was filed under the Company’s legal name, Latch, Inc., as DOOR continues its transition to the new brand. The Company’s shares currently trade on the OTC Markets under the symbol, “LTCH,” and the corporate name and ticker update are expected at a later date.

The filing of the Quarterly Report, which comes just 10 days after the Company filed its report for the first quarter of 2025, demonstrates DOOR’s steady momentum toward regaining current SEC reporting status. The Company continues to work diligently to complete its remaining SEC filings for 2025 and expects to file its third quarter 2025 report in the first quarter of 2026.

Q2 2025 Financial and Business Highlights

DOOR is providing the following unaudited second quarter 2025 financial and business highlights.

●Software revenue of $5.2 million, a $0.2 million (4%) year-over-year increase
●Total revenue of $19.1 million, a $6.1 million (47%) year-over-year increase
●Operating expenses of $15.8 million, a $7.8 million (34%) year-over-year reduction
●Net loss of $(7.8) million, a $9.1 million (54%) year-over-year improvement
●Adjusted EBITDA (non-GAAP) of $(5.7) million, a $1.8 million (24%) year-over-year improvement

“Filing our second quarter 2025 report shortly after our first quarter filing reflects continued progress in our efforts to become current with our SEC reporting obligations,” said David Lillis, Chief Executive Officer of DOOR. “Our second quarter results demonstrate meaningful year-over-year improvement across the business, including a 47% increase in total revenue and a 33% reduction in operating expenses, which contributed to a 54% improvement in net loss. These results reflect our relentless pursuit of efficiency and growth, along with a continued focus on disciplined execution as we work to complete our remaining filings. We look forward to issuing our third quarter 2025 results, which would bring the Company current with its SEC reporting obligations for the first time since mid-2022.”

Key Business Metrics

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	YoY Change (%)	2025	2024	YoY Change (%)

GAAP(1) Measures
Software revenue	$5,244	$5,022	4%	$10,403	$10,059	3%
Total revenue	$19,055	$12,938	47%	$34,829	$24,973	39%
Net loss	$(7,849)	$(16,937)	(54)%	$(19,099)	$(30,574)	(38)%
Non-GAAP Measure
Adjusted EBITDA	$(5,689)	$(7,519)	24%	$(12,955)	$(13,596)	(5)%
(1)Generally accepted accounting principles in the United States of America

Additional details about DOOR’s second quarter 2025 performance are presented in the Quarterly Report.

About DOOR
DOOR is a Building Intelligence company redefining how buildings operate. By combining premium hardware, intuitive software, and automated services into one streamlined system, DOOR helps properties think ahead, reduce overhead, and quietly improve life inside. Headquartered in St. Louis, DOOR supports owners, operators, and residents across residential portfolios and purpose-built communities.
DOOR continues to operate under the legal name Latch, Inc., and its common stock continues to trade under the stock symbol, “LTCH.” The company anticipates updating its corporate name and stock symbol at a later date.
The new brand and platform experience are live today at DOOR.com.
Key Business Metrics
DOOR reviews key business metrics to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operating results of the Company. For definitions and discussions of our key business metrics, see the Quarterly Report. Increases or decreases in the Company’s key business metrics may not correspond with increases or decreases in its revenue.

The limitations these key business metrics have as an analytical tool include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in DOOR’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of the following items, if applicable: (i) depreciation and amortization expense, (ii) net interest income or expense, (iii) provision for income taxes, (iv) change in fair value of warrant liability, trading securities, or derivative instruments, (v) restructuring costs, (vi) transaction-related costs, (vii) net impairment of intangible assets, (viii) non-ordinary course legal fees and settlement reserves, (ix) stock-based compensation expense and (x) gain or loss on extinguishment of debt. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Net Loss	$(7,849)	$(16,937)	$(19,099)	$(30,574)
Depreciation and amortization	1,320	1,814	2,842	3,710
Interest expense (income), net(1)	281	(521)	534	(967)
Provision for income taxes	-	-	-	2
Change in fair value of warrant liability	32	(53)	69	1
Restructuring costs	(30)	(10)	(88)	65
Non-ordinary course legal fees and settlement reserves(2)	607	6,270	2,586	10,179
Stock-based compensation	(50)	1,918	201	3,988
Adjusted EBITDA	$(5,689)	$(7,519)(3)	$(12,955)	$(13,596)(3)
(1)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, the Company has determined that there is a significant financing component related to the time value of money and has therefore broken out the interest component and recorded it as a component of interest (expense) income, net on the Condensed Consolidated Statements of Operations and Comprehensive Loss. Interest (expense) income, net includes interest expense associated with the significant financing component of $0.6 million and $1.4 million for the three and six months ended June 30, 2025, respectively, and $0.9 million and $1.9 million for the three and six months ended June 30, 2024, respectively.
(2)Amounts primarily represent legal fees related to certain stockholder lawsuits and the ongoing SEC investigation. The previously reported amount of $3.9 million and $6.5 million for the three and six months ended June 30, 2024, respectively, has been corrected to $6.3 million and $10.2 million, respectively, herein to include an additional $2.4 million and $3.7 million, respectively, in non-ordinary course legal fees and settlement reserves, consistent with the current-period presentation. While the Company is involved in various litigation and legal disputes in the ordinary course of its business, the Company believes the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal operating expenses. These costs are included within general and administrative within the Consolidated Statements of Operations and Comprehensive Loss.
(3)The previously reported Adjusted EBITDA of $(9.9) million and $(17.3) million for the three and six months ended June 30, 2024, respectively, has been corrected to $(7.5) million and $(13.6) million, respectively, herein to exclude an additional $2.4 million and $3.7 million, respectively, in non-ordinary course legal fees and settlement reserves.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the timing of the Company’s filings with the SEC, the Company’s cash expenditures, cash flows, revenues, and other financial or operational results, and the Company’s business plans. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
Media Contact:
press@door.com
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